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                                                                   EXHIBIT 3.7


                                     BY-LAWS

                                       OF

                              UNIVERSAL TURF, INC.

                            (A Delaware Corporation)

                                    ARTICLE I

                               Officer and Agents

      Section 1.1. Registered Office. The corporation shall have and maintain in the State of Delaware a registered office which may, but need not be, the same as its place of business.

      Section 1.2. Other Offices. The corporation may also have offices and places of business at such places within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

      Section 1.3. Registered Agent. The corporation shall have and maintain in the State of Delaware a registered agent, which agent may be either an individual resident in the State of Delaware whose business office is identical with the corporation's registered office, or a Delaware corporation (which may be itself) or a foreign corporation authorized to transact business in the State of Delaware, having a business office identical with such registered office.

                                   ARTICLE II

                             Stock and Stockholders

      Section 2.1. Certificates Representing Stock. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board or by the President or Executive Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. The certificates for shares of stock of the corporation shall be in such form as shall be determined by the Board of Directors, shall have set forth thereon any statements prescribed by statute, and shall be numbered and entered in the stock ledger of the corporation as they are issued. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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      Section 2.2. Lost  Certificates.  The Board of Directors may direct that a new share certificate be issued in place of any certificate theretofore issued by the corporation which has been mutilated or which is alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate or the making by the person claiming any such certificate to have been lost, stolen or destroyed of an affidavit as to the fact and circumstance of the loss, theft or destruction thereof, or complying with such other procedures as may be established by the Board of Directors. The Board of Directors, in its discretion and as a condition precedent to the issuance of any new certificate, may require the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, to furnish the corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation on account of the alleged loss,
theft  or  destruction  of  such   certificate  or  the  issuance  of  such  new
certificate.

      Section 2.3. Fractions of Shares. The corporation may, but shall not be required to, issue fractions of a share. If the corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless, otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions with the Board of Directors may impose.

      Section 2.4. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes due thereon.

      Section 2.5. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty(60) days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at

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                           CERTIFICATE of AMENDMENT of

                         CERTIFICATE of INCORPORATION of

                              UNIVERSAL TURF, INC.

  Pursuant to ss. 242 of the General Corporation Law of the State of Delaware

      The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

      FIRST: That at a meeting of the Board of Directors of Universal Turf, Inc. (the "Corporation"), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

            RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

                  "FIRST: The name of the Corporation shall be, UNIVERSAL MEDIA HOLDINGS, INC."

      SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by James W. Zimbler, this [ILLEGIBLE] Day of November, A.D., 1999.

                                           /s/ James W. Zimbler
                                           -------------------------------------
                                           James W. Zimbler
                                           Authorized Officer

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
[ILLEGIBLE]                                             DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 11/10/1999
                                                          991535640 - 0738110